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                                                                     Exhibit 5.1
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                               December 23, 1996



     Rhone-Poulenc Rorer Inc.
     500 Arcola Road
     Collegeville, PA 19426-0107

     Ladies/Gentlemen:

               Rhone-Poulenc Rorer Inc. (the "Company") has requested my opinion, as General Counsel of the Company, in connection with the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, (the "Act"), with respect to, among other things, 450,000 shares of the Company's Common Stock, without par value (the "Shares"), which are issuable pursuant to the Rhone-Poulenc Rorer Employee Savings Plan (the "Plan").

               I or attorneys under my supervision have examined such records and have made such examination of law as I deem appropriate in connection with rendering such opinion. I have also assumed that the registration provisions of the Act and of such securities or "Blue Sky" laws as may be applicable shall have been complied with. Based thereon, it is my opinion that, as to Shares that are original issuance shares issued to eligible participants in the Plan, when issued and delivered in accordance with the provisions of the Plan, the shares will be legally issued, fully paid and non-assessable.

               I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent I do not admit that I am in the category of persons whose consent is required under Section 7 for the Securities Act of 1933 or the rules and regulations for the Securities and Exchange Commission thereunder.



                                              /s/ Richard T. Collier
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                                              Richard T. Collier
                                              Senior Vice President and
                                              General Counsel